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                                                                  EXHIBIT 10.46



                      INDEMNIFICATION AND ESCROW AGREEMENT


         THIS INDEMNIFICATION AND ESCROW AGREEMENT, dated as of August 16, 1995 (the "Agreement"), by and among TRAK International, Inc., a Delaware corporation (the "Company"), each of the persons listed on EXHIBIT A attached hereto (collectively the "Stockholders"), and Boatmen's Trust Company, a Missouri trust company, as Escrow Agent ("Escrow Agent").

         WHEREAS, TRK Acquisition Corporation, a Delaware corporation ("TRK"), the Company and the Major Stockholders listed therein have entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of TRK with and into the Company (the "Merger");

         WHEREAS, Section 3.2(b) of the Merger Agreement provides for the delivery of a sum equal to Two Million Dollars ($2,000,000) (the "Escrow Amount") to the Escrow Agent at the closing of the Merger, such Escrow Amount to be delivered to and maintained by the Escrow Agent in accordance with the terms of this Agreement and EXHIBIT B hereto; and

         WHEREAS, the parties hereto desire to provide for (i) any downward adjustment in Merger Consideration pursuant to Section 3.2(d) of the Merger Agreement, and (ii) indemnification for breaches of representations, warranties and covenants and for certain other matters under the Merger Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

1.       DEFINITIONS.

         Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2.       INDEMNIFICATION.

         (a) Subject to the limitations hereinafter set forth in this Section 2, including in particular the non-recourse provisions hereof, from and after the Effective Time, the Stockholders shall protect, defend, hold harmless and indemnify the Company, its officers, directors, stockholders, employees and agents, and their respective successors and assigns from, against

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and in respect of any and all losses, liabilities, deficiencies, penalties, fines costs, damages and expenses whatsoever (including without limitation, reasonable professional fees and costs of investigation, litigation, settlement and judgment and interest) (collectively, the "Losses") that may be suffered or incurred by any of them arising from or by reason of any of the following:

              (i) Any breach of any representation or warranty, made by the Company in the Merger Agreement or contained in any certificate executed by the Company to TRK in connection with the Merger;

              (ii) Any breach of any covenant or agreement made by the Company in the Merger Agreement to the extent such breach occurred on or prior to the Closing Date;

              (iii) Any breach of any covenant or agreement made by any of the Major Stockholders in the Merger Agreement; and

              (iv) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including without limitation, interest, penalties, reasonable legal fees and accounting fees) incident to the foregoing and the enforcement of the provisions of this Section 2.

         (b) Subject to the limitations hereinafter set forth in this Section 2, from and after the Effective Time, the Company shall protect, defend, hold harmless and indemnify the Stockholders, their respective officers, directors, employees, agents, and personnel or legal representatives, and their respective successors and assigns from, against and in respect of any and all Losses that may be suffered or incurred by any of them arising from or by reason of any of the following:

              (i) Any breach of any representation, warranty, covenant or agreement made by TRK in the Merger Agreement or contained in any certificate executed by TRK and delivered to the Company in connection with the Merger Agreement;

              (ii) Any breach of any covenant or agreement made by the Company in the Merger Agreement to the extent such breach occurs after the Closing Date; and

              (iii) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including without limitation, interest, penalties, reasonable legal fees and


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accounting fees) incident to the foregoing and the enforcement of the provisions of this Section 2.

         (c) Whenever the Company shall learn after Closing of a claim of a third party that, if allowed (whether voluntarily or by judicial or quasi-judicial tribunal or agency), would constitute a breach of, or give rise to an obligation of indemnification under Section 2(a), before paying the same or agreeing thereto, the Company shall promptly notify the Stockholders' Representative and the State of Wisconsin Investment Board ("SWIB") in writing of all such facts within the Company's knowledge with respect to such and the amount thereof. If, prior to the expiration of twenty (20) days from the mailing of such notice, either the Stockholders' Representative or SWIB shall request, in writing, that such not be paid, the Company shall not pay the same, provided the Stockholders' Representative or SWIB proceeds promptly, at the Stockholders' expense (including employment of counsel reasonably satisfactory to the Company), while reserving the right to contest the issue of whether the Stockholders have an obligation under Section 2(a), to settle, compromise or litigate, in good faith, such claim, and to pursue at its expense other sources of indemnity, contribution or compensation with respect to such claim on the Company's behalf, including insurance policies maintained by the Company or its Affiliates. After notice from the Stockholders' Representative or SWIB requesting the Company not to pay such claim and the Stockholders' assumption of the defense of such claim at their expense, the Stockholders shall not be liable to the Company for any legal or other expense subsequently incurred by the Company in connection with the defense thereof. However, the Company shall have the right to participate at its expense and with counsel of its choice in such settlement, compromise or litigation and shall have the right to direct and control the negotiations, settlement and litigation if the same (i) has a direct and material effect upon the continuing operations of the Company or (ii) involves a claim which may reasonably be expected to exceed the amount that is available in the Escrow Account which is not subject to a Claim (as defined below). The Company shall not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and execution thereof has been stayed, nor shall the Company be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a lien upon any of the property or assets then held by the Company or where any delay in payment would cause the Company a material economic loss. The failure to provide notice


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as provided in this paragraph shall not excuse the Stockholders from their continuing obligations hereunder; however, the claim shall be reduced by any damages to the Stockholders resulting from the Company's delay or failure to provide notice as provided in this paragraph.

         (d) Whenever the Stockholders shall learn after Closing of a claim (other than a claim under Section 2(b)(ii), as to which only a demand for payment by the Stockholders' Representative or SWIB shall be required) that, if allowed (whether voluntarily or by judicial or quasi-judicial tribunal or agency), would constitute a breach of, or give rise to an obligation of indemnification under Section 2(b), before paying the same or agreeing thereto, the Stockholders' Representative or SWIB shall promptly notify the Company in writing of all such facts within the Stockholders' knowledge with respect to such claim and the amount thereof. If, prior to the expiration of twenty (20) days from the mailing of such notice, the Company shall request, in writing, that such claim not be paid, the Stockholders shall not pay the same, provided the Company proceeds promptly, at its own expense (including employment of counsel reasonably satisfactory to the Stockholders' Representative and SWIB), to settle, compromise or litigate, in good faith, such claim. After notice from the Company requesting the Stockholders' Representative not to pay such claim and the Company's assumption of the defense of such claim at its expense, the Company shall not be liable to the Stockholders for any legal or other expense subsequently incurred by the Stockholders in connection with the defense thereof. The Stockholders shall not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and execution thereof has been stayed, nor shall the Stockholders be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a lien upon any of the property or assets then held by the Stockholders or where any delay in payment would cause the Stockholders a material economic loss. The failure to provide notice as provided in this paragraph shall not excuse the Company from its continuing obligations hereunder; however, the Stockholders' claim shall be reduced by any damages to the Company resulting from the Stockholders' delay or failure to provide notice as provided in this paragraph.

         (e) Notwithstanding the foregoing, the Stockholders and the Company shall not be responsible to each other for any Losses arising under this Section 2 or caused by any breach of a


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representation or warranty (other than those contained in Sections 5.5(c), 5.29,
5.32 and 7.5 of the Merger Agreement) made by the Company or TRK as to which the Stockholders or the Company are otherwise entitled to indemnity under this
Section 2 unless and until such Losses exceed $350,000, and then only to the extent of such excess; provided that the foregoing limitations shall not apply to Losses under Section 2(b)(ii) to the extent such Losses relate to the Atlas Adjustment, which Losses, together with the costs and expenses incident thereto under Section 2(b)(iii), shall be recoverable in full by the Stockholders with no deductible. In no event shall the Company have recourse to the Stockholders for Losses under this Section 2 other than to the assets held hereunder by the Escrow Agent in the Escrow Funds. In no event shall the Stockholders have recourse to the Company for Losses under this Section 2 in excess of an amount equal to (i) $2,000,000 PLUS (ii) the Atlas Adjustment owed by the Company as of the date of the claim for which recourse is sought by the Stockholders.

         (f) For purposes of this Section 2, any assertion of fact and/or law by a third party that, if true, would constitute a breach of a representation or warranty made by a party to the Merger Agreement or make operational an indemnification obligation hereunder, shall, on the date that such assertion is made, immediately invoke that party's obligation to protect, defend, hold harmless and indemnify the other party pursuant to this Section 2.

         (g) With respect to claims made under Section 2(a), the Stockholders hereby waive and agree not to assert against the Company, its officers, directors and any other Stockholders, any claims for contribution or indemnification with respect to the representations, warranties and agreements made by the Company with respect thereto.

         (h) The amount recoverable by the Company or the Stockholders under this Section 2 for Losses shall be determined after giving effect to the amount of proceeds actually received by the indemnified party from third parties such as insurance companies or other indemnitors with respect to any such Losses (except to the extent any such proceeds must be repaid by the indemnified party or its Affiliates through direct adjustments to past, present or future insurance premiums or other methods).


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3.       DEPOSIT OF ESCROW FUNDS.

         Upon the execution of this Agreement, TRK will deliver to the Escrow Agent the Escrow Amount by wire transfer, the receipt of which is hereby
acknowledged by the Escrow Agent.   The Escrow Agent shall invest the Escrow
Amount and any additions thereto by the Company in an account identified as being established pursuant to this Agreement (the "Escrow Account"). The Escrow Agent will hold said Escrow Amount together with all investments thereof, additions thereto and all interest accumulated thereon and proceeds therefrom (the "Escrow Funds") in escrow upon the terms and conditions set forth in this Agreement and shall not withdraw the Escrow Funds from the Escrow Account except as provided herein.

4.       INVESTMENTS.

         (a) The Escrow Agent shall invest and reinvest from time to time the Escrow Funds (i) in any obligation of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States supports the obligation or guarantee of such agency or instrumentality), (ii) in any money market fund that invests solely in such obligations or types described in clause
(i), (iii) in any other investment agreed to in writing by the Stockholders' Representative, SWIB and the Company. In the absence of such direction, the Escrow Agent shall invest the Escrow Funds in the Pilot U.S. Treasury Money Market Fund. Investments may be executed by the Escrow Agent's own trading department. To the extent the Escrow Agent invests any funds in the manner provided for in this Section, no party hereto shall be liable for any loss which may be incurred by reason of any such investment.

         (b) The Escrow Agent shall have the power to reduce, sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Funds pursuant to Section 5 hereof. The Escrow Agent shall have no liability for any investment losses resulting from the investment, reinvestment, sale or liquidation of any portion of the Escrow Funds, except in the case of the gross negligence or willful misconduct of the Escrow Agent.

         (c) Unless and until a Claims Notice has been given to the Escrow Agent pursuant to Section 5 and remains unsatisfied,


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the Escrow Agent shall cause interest paid on the Escrow Amount, less amounts owed to the Stockholders' Representative pursuant to Section 7 hereof, to be paid to the Stockholders on a quarterly basis in accordance with the escrow percentages listed on EXHIBIT A hereto.

5.       CLAIMS

         (a) At any time and from time to time, during the period from the Closing Date through the Escrow Expiration Date (as defined in Section 8 hereof), the Company may give to the Escrow Agent one or more notices ("Claims Notice") containing the information set forth in subparagraph (b) below and stating that, pursuant to Sections 3.1 or 3.2 of the Merger Agreement and/or
Section 2 of this Agreement, the Company is asserting against the Stockholders a right of indemnity with respect to a claim (a "Claim"). Upon receipt of the Claims Notice, the Escrow Agent shall, if such Claims Notice sets forth the amount of such Claim, hold a portion of the Escrow Funds equal to the amount of such Claim as set forth in such Claims Notice (or, if the amount set forth exceeds the entire amount of the Escrow Funds, the entire amount of the Escrow Funds) in escrow until receiving notice of a Determination (as defined in subparagraph (c) below) of such Claim. If the Claims Notice states that the amount of such Claim is not reasonably ascertainable by the Company, the Escrow Agent shall hold the entire amount of the Escrow Funds then in its possession until subsequently notified by the Company of the amount of such Claim, and thereafter shall hold a portion of the Escrow Funds equal to the amount of such Claim as set forth in such subsequent notice in escrow until Determination of such Claim. In the case of any Claim, the amount of which is not reasonably ascertainable by the Company at the time the Claims Notice of such Claim is given, the Company agrees to notify the Escrow Agent and the Stockholders' Representative and SWIB of the amount of such Claim promptly after such amount becomes reasonably ascertainable by the Company.

         (b)  The Claims Notice given to the Escrow Agent pursuant to
Section 5(a) shall set forth the nature and details of such Claim, the Section of the Merger Agreement or this Agreement pursuant to which the Claim is made, the amount thereof if reasonably ascertainable by the Company (or a statement that the amount thereof is not then reasonably ascertainable by the Company and the basis for such statement) and whether or not such Claim arises from the assertion of liability by a third party. The


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Escrow Agent shall promptly forward such Claims Notice to the Stockholders'
Representative and to SWIB.

         (c)  For the purpose of this Agreement, a "Determination" shall mean
(A) a written compromise, settlement or joint notice signed by the Company, the Stockholders' Representative and SWIB or (B) a binding arbitration award or a judgment of a court of competent jurisdiction in the United States of America or elsewhere (the time for appeal having expired and no appeal having been perfected) in favor of the Company and against the Stockholders and based on a Claim under Sections 3.1 or 3.2 of the Merger Agreement and/or Section 2 of this Agreement; PROVIDED, HOWEVER, that in the case of a Claim not resulting from the assertion of liability by a third party, the Claims Notice to the Escrow Agent setting forth the amount thereof as reasonably ascertained by the Company shall constitute a Determination of such Claim unless, within thirty (30) days of the receipt by the Stockholders' Representative and SWIB of such Claims Notice, as above provided, including the amount of such Claim, either the Stockholders' Representative or SWIB notifies the Escrow Agent that it disputes such amount in whole or in part (an "Objection").

         (d) Within ten (10) business days following notice of a Determination given to the Escrow Agent jointly by the Company, the Stockholders' Representative and SWIB, the Escrow Agent shall disburse to the Company from the Escrow Funds the amount set forth in such Determination. In the event of an Objection, the Escrow Agent shall release the amount which is not in dispute, if any, and shall hold the amount in dispute until such Objection is resolved in accordance with the provisions of Section 6 hereof.

         (e) One (1) year after the Closing Date, the Escrow Agent shall distribute to the Stockholders in accordance with the escrow percentages set forth in EXHIBIT A an amount equal to $750,000 minus the amount of the Escrow Funds previously paid or set aside by the Escrow Agent for Claims of the Company pursuant to Section 5(a); and two (2) years after the Closing Date the Escrow Agent shall distribute to the Stockholders', in accordance with the same percentages, an amount equal to the Escrow Funds remaining at that time minus
(i) the amount of the Escrow Funds set aside by the Escrow Agent for Claims of the Company pursuant to Section 5(a) and (ii) the amount owed to the Stockholders' Representative pursuant to Section 7 hereof.


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6.       SETTLEMENT OF DISPUTES.

         Any dispute which may arise under the Escrow Agreement with respect to the delivery and/or ownership or right of possession of the Escrow Funds or any part thereof, or the duties of the Escrow Agent hereunder, shall be settled either by mutual agreement of the Company, the Stockholders' Representative and SWIB (evidenced by appropriate instructions in writing to the Escrow Agent, signed by such parties) or by a binding arbitration award or a final order, decree or judgment of any appropriate court located in the State of Wisconsin (the time for appeal having expired and no appeal having been perfected), each party or parties bearing its own costs and expenses with respect to the dispute; PROVIDED, HOWEVER, that neither the Company nor the Stockholders shall have the right to dispute any Claim which has been the subject of a Determination. The Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. Prior to the settlement of any such dispute, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, that portion of the Escrow Funds which is the subject of such dispute.

7.       EXPENSES OF STOCKHOLDERS' REPRESENTATIVE.

         The costs and expenses incurred by the Stockholders' Representative in connection with his duties hereunder and pursuant to the Merger Agreement which have not been otherwise reimbursed to the Stockholders' Representative shall be reimbursed to the Stockholders' Representative, as appropriate, first from the interest earned on the Escrow Funds and then from the Escrow Funds' remaining on the Expiration Date, after taking into account any funds set aside by the Escrow Agent for Claims of the Company pursuant to Section 5(a). All requests for reimbursement of expenses and costs under this Section 7 (the "Request for Reimbursement") shall be in writing to the Escrow Agent and shall include an itemized list of such expenses and costs. The Escrow Agent shall disburse funds directly to the Stockholders' Representative or his designee upon receipt of a Request for Reimbursement.

8.       TERMINATION OF ESCROW AGREEMENT.

         (a) This Agreement shall terminate upon the earlier to occur of: (i) the second anniversary of the Closing Date; and (ii) the distribution of all of the Escrow Funds by the Escrow


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Agent pursuant to this Agreement (the earliest to occur of (i) and (ii) above being hereinafter referred to as the "Escrow Expiration Date"); provided, however, that if there are any unresolved or unsettled claims pursuant to Sections 3.1 or 3.2 of the Merger Agreement and/or Section 2 of this Agreement outstanding on the last day of the foregoing two (2) year period, this Agreement will not terminate until the resolution of all such Claims; and provided further that the indemnification provisions of Sections 2(b)(ii) and 2(b)(iii) hereof shall survive for so long as the Company has any obligation to the Stockholders, whether fixed or contingent, in respect of the Atlas Adjustment.

         (b) As soon as practicable after the Escrow Expiration Date, the Escrow Agent shall promptly deliver to the Stockholders out of the Escrow Account the excess, if any, of the total amount remaining in the Escrow Funds over the sum of all amounts under unresolved or unsettled Claims then outstanding, and the Escrow Agent shall continue to retain in the Escrow Funds all such amounts under unresolved or unsettled Claims then outstanding, subject to the terms of this Escrow Agreement until resolution of such Claims. Payments from the Escrow Funds to the Stockholders shall be made to the Stockholders in accordance with the escrow percentages listed on EXHIBIT A hereto.

9.       CONCERNING THE ESCROW AGENT.

         (a) The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. The Escrow Agent may consult with counsel and shall have no liability hereunder except for its own negligence or willful misconduct. It may rely on any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it reasonably believes to be genuine and to have been signed or presented by a proper person or persons.

         (b) The Escrow Agent shall have no duties with respect to any agreement or agreements with respect to any or all of the Escrow Funds other than as provided in this Agreement. In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects. Notwithstanding any provision to the contrary contained in any other agreement, the Escrow Agent shall have no interest in the Escrow Funds except as provided in this Agreement.


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         (c)  So long as the Escrow Agent shall have any obligation to pay any amount to the Stockholders and/or the Company from the Escrow Funds hereunder, the Escrow Agent shall keep proper books of record and account, in which full and correct entries shall be made of all receipts, disbursements and investment activity in the Escrow Account.

         (d) The Escrow Agent shall not be bound by any modification of this Agreement affecting the rights, duties and obligations of the Escrow Agent, unless such modification shall be in writing and signed by the other parties hereto, and the Escrow Agent shall have given its prior written consent thereto. The Escrow Agent shall not be bound by any other modification of this Agreement unless the Escrow Agent shall have received written notice thereof.

         (e) The Escrow Agent may resign as escrow agent at any time by giving thirty (30) days written notice by registered or certified mail to the Company, the Stockholders' Representative and SWIB and such resignation shall take effect at the end of such 30 days or upon earlier appointment of a successor. A successor escrow agent hereunder may be appointed by designation in writing signed by the Company, the Stockholders' Representative and SWIB. The Company and the Stockholders' Representative undertake to utilize their best efforts to arrange for the appointment of a successor escrow agent. If any instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within sixty (60) days after the giving of such notice of resignation, the resigning Escrow Agent may at the expense of the Stockholders and the Company petition any court of competent jurisdiction for the appointment of a successor escrow agent.

         (f) If at any time hereafter the Escrow Agent shall resign, be removed, be dissolved or otherwise become incapable of acting, or the bank or trust company acting as the Escrow Agent shall be taken over by any government official, agency, department or board, or the position of the Escrow Agent shall become vacant for any of the foregoing reasons or for any other reason, the Stockholders' Representative, the Company and SWIB shall appoint a successor escrow agent to fill such vacancy.

         (g) Every successor escrow agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Company, the Stockholders' Representative and SWIB, an instrument in writing accepting such appointment hereunder, and thereupon such successor escrow agent, without any further act,


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shall become fully vested with all the rights, immunities and powers and shall be subject to all of the duties and obligations, of its predecessor; and every predecessor escrow agent shall deliver all property and moneys held by it hereunder to its successor.

         (h) The Company and the Stockholders shall share equally the fee charged by the Escrow Agent for performing its services hereunder. The portion of such fee owed by the Stockholders shall be deducted from the Escrow Account by the Escrow Agent. Except as provided in Section 9(i) hereof, the Company and the Stockholders shall share equally any reasonable out of pocket cost incurred by the Escrow Agent in performing its duties hereunder. This covenant shall survive termination of this Agreement.

         (i) The Company and the Stockholders (other than SWIB) shall indemnify and hold the Escrow Agent harmless from and against any and all expenses (including reasonable attorneys' fees), liabilities, claims, damages, actions, suits or other charges ("Agent Claims") incurred by or assessed against the Escrow Agent for anything done or omitted by the Escrow Agent in the performance of the Escrow Agent's duties hereunder, except such which result from the Escrow Agent's bad faith, gross negligence or willful misconduct.
Agent Claims payable hereunder shall be paid one-half by the Company and one-half by the Stockholders. This indemnity shall survive the resignation of the Escrow Agent or the termination of this Agreement. To the extent any amount due to the Escrow Agent from the Stockholders pursuant to this Section 9(i) is not paid, the Escrow Agent may deduct fifty percent (50%) of the same from the Escrow Account.

         (j)  The Escrow Agent's fees shall be $1,800 per annum.

         (k) To the extent of any conflict between the terms of this Agreement and the terms of EXHIBIT B, the terms of EXHIBIT B shall control.

10.      MISCELLANEOUS.

         (a) This Agreement shall be construed by and governed in accordance with the laws of the State of Wisconsin, without regard to such jurisdiction's conflict of laws principles.

         (b) No Stockholder may assign, sell, encumber or otherwise transfer its beneficial interest in this Agreement or the Escrow Fund. This Agreement shall be binding upon and shall


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inure to the benefit of the heirs, executors, administrators, legal representatives, successors and permitted assigns of the parties hereto.

         (c) This Agreement may be executed in one or more counterparts which taken together shall constitute but one and the same instrument.

         (d) Section headings contained herein have been inserted for reference purposes only and shall not be construed as part of this Agreement.

         (e) This Agreement may be modified or amended only by a written instrument duly executed by all parties hereto or their respective successors or assigns.

         (f) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (unless otherwise specifically provided for herein) if delivered personally (including by courier), telecopied (which is confirmed) or mailed (registered or certified mail), postage prepaid:

              If to the Company:

                   c/o Harbour Group Industries, Inc.
                   7701 Forsyth Boulevard, Suite 600
                   St. Louis, MO  63105
                   Attention: Peter S. Finley

                   with a copy to:

                   Dickstein, Shapiro & Morin, L.L.P.
                   2101 L Street, N.W.
                   Washington, D.C.  20037
                   Attention:  Ira H. Polon, Esquire

              If to the Stockholders' Representative:

                   Houseman & Feind
                   1214 13th Avenue
                   Grafton, WI  53024
                   Attention:  Robert L. Feind, Jr., Esq.


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              with a copy to:

                   Hill & Barlow
                   One International Place
                   Boston, MA  02110
                   Attention:  Terrence W. Mahoney, Esq.

              If to SWIB:

                   State of Wisconsin Investment Board
                   121 E. Wilson Street
                   Madison, WI  53707
                   Attention: Robert L. Zobel

              with a copy to:

                   Whyte Hirschboeck Dudek S.C.
                   Suite 2100
                   111 E. Wisconsin Avenue
                   Milwaukee, WI  53202
                   Attention: Richard P. Buellesbach Esq.

              If to the Escrow Agent:

                   Boatmen's Trust Company
                   510 Locust Street
                   St. Louis, MO  63178
                   Attention:  Corporate Trust Department

or to such other addresses or persons as any party may have furnished to the other parties in writing, in accordance herewith, provided, however, that notices to any party shall be deemed effective only upon receipt.

         (g) The Escrow Agent shall not be liable to pay any tax on any interest earned on the Escrow Amount, it being the understanding of the parties that any tax attributable to interest earned on the Escrow Funds shall be the responsibility of the Stockholders. The tax identification numbers for the Stockholders are set forth on EXHIBIT A. The tax identification number of the Company is 39-1594047.

         (h) Pursuant to Section 2.8 of the Merger Agreement, the Stockholders (other than SWIB) have irrevocably and unconditionally appointed Robert L. Feind, Jr. or his designee as their Stockholders' Representative to take any and all action on the Stockholders' behalf in connection with this Agreement. With


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respect to the Stockholders (other than SWIB), the Company and the Escrow Agent shall be required only to deal with the Stockholders' Representative appointed hereunder.

         (i) If any party hereto refuses to comply with, or at any time violates or attempts to violate, any term, covenant or agreement contained in this Agreement, any other party hereto may, by injunctive action, compel the defaulting party to comply with, or refrain from violating, such term, covenant or agreement, and may, by injunctive action, compel specific performance of the obligations of the defaulting party.

         (j) Except as provided herein, the rights and obligations of the parties under this Agreement shall not be assigned to any person or entity, without the written consent of the other parties.








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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.


                                                 TRAK INTERNATIONAL, INC.



                                                 By: /s/ Samuel A. Hamacher
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                 MAJOR STOCKHOLDERS:

                                                 STATE OF WISCONSIN INVESTMENT
                                                    BOARD

                                                 By: /s/ Robert Zobel
                                                      Name:  Robert L. Zobel
                                                      Title: Investment Director


                                                  /s/ Dean R. Axtell
                                                  ------------------------------
                                                  Dean R. Axtell


                                                  /s/ P. Enoch Stiff
                                                  ------------------------------
                                                  P. Enoch Stiff


                                                 STOCKHOLDERS' REPRESENTATIVE:


                                                  /s/ Robert L. Feind, Jr.
                                                  ------------------------------
                                                  Robert L. Feind, Jr., Esq.


                                                 BOATMEN'S TRUST COMPANY


                                                 By /s/ Jerry Rector
                                                     ---------------------------
                                                     Name:  Jerry L. Rector
                                                     Title: Vice President